This instrument is subject to an Intercreditor and Subordination Agreement dated as of May 25, 1995, as the same may be amended from time to time, among Hagler Bailly Consulting, Inc., RCG International, Inc. and State Street Bank and Trust Company, which, among other things, subordinates the maker's obligations to the payee to the maker's obligations to the holder of Senior Indebtedness as defined in said Agreement.

                        HAGLER BAILLY CONSULTING, INC.
                   9.5% SUBORDINATED NOTE DUE MAY 15, 2001

$4,650,000                                            New York, New York
                                                      May 25, 1995

      FOR VALUE RECEIVED, Hagler Bailly Consulting, Inc. (the "Company"), a Delaware corporation, promises to pay on May 15, 2001, RCG International, Inc. ("Holder") or order, the principal amount of FOUR MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($4,650,000), or, if less, the aggregate unpaid principal amount then outstanding under this Note. The Company promises to pay interest (computed on a 360-day year, 30-day month basis) on the unpaid balance of such principal amount from May 25, 1995, payable in semi-annual installments on each May 15, and November 15, after the date of this Note, at the rate of 9.5% per annum until such principal amount shall become due and payable (whether at stated maturity or by prepayment or declaration or otherwise), and to pay interest on any overdue principal and (to the extent permitted by applicable law) on any overdue interest at the rate of 12.5% per annum until paid. Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of Holder at 111 West 40th Street, New York, New York 10018 or at such other address as Holder may have from time to time furnished the Company in writing.

      1. Prepayment of Notes. The Company may, at its option, upon notice as provided in the succeeding sentence, prepay at any time all or from time to time any part of the Note, at the principal amount so prepaid, together with interest thereon accrued to date of such prepayment. The Company will give written notice of each prepayment to the Holder not less than five (5) days prior to the date fixed for such prepayment, specifying (a) the date of prepayment, (b) the aggregate principal amount to be prepaid on such date and (c) the aggregate amount of accrued interest payable on such prepayment.

      2. Taxes. All payments by the Company of principal of, and interest on, this Note and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, duties, fees, withholdings or other charges of any nature whatsoever imposed by any taxing authority.

      3. Accounting; Financial Statements and Other Information. The Company will maintain and cause each of its Subsidiaries to maintain a uniform system of accounting established and administered in accordance with generally accepted accounting principles ("GAAP"). The Company will deliver to Holder:

            (a) as soon as practicable after the end of each of the first three quarterly fiscal periods of each fiscal year of Hagler, and in any event within 45 days thereafter, consolidating and consolidated balance sheets of Hagler and its Subsidiaries as at the end of such period and consolidating and consolidated statements of income and of cash flows of the Company and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the portion of the current fiscal year to the end of such period, all in reasonable detail and certified by the principal financial officer of the Company as being complete and as fairly presenting, in accordance with GAAP, the financial position of Hagler and its Subsidiaries and results of their operations for the period then ended, subject only to changes resulting from year-end audit adjustments;

            (b) as soon as practicable after the end of each fiscal year of Hagler, and in any event within 90 days thereafter, consolidating and consolidated balance sheets of Hagler and its Subsidiaries as at the end of such year and consolidating and consolidated statements of income and of cash flows of Hagler and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of such consolidated statements, accompanied by the report and opinion thereon of independent public accountants of recognized national standing selected by Hagler and reasonably acceptable to Holder, which opinion shall be prepared in accordance with generally accepted auditing standards and shall be based upon an examination by such accountants of the accounts of Hagler and all of its Subsidiaries;

            (c) together with each delivery of financial statements referred to in subdivisions (a) and (b) above, an Officer's Certificate of the Company
      (i) stating that each of the signers has reviewed the relevant terms of this Note and has made, or caused to be made under his supervision, an adequate review of the transactions and condition of Hagler and its Subsidiaries during the fiscal period covered by such financial statements, (ii) stating that such review has not disclosed the existence during such period nor does such signer have knowledge of the existence, as at the date of such certificate, of any Default, or, if any Default existed or exists, specifying the nature and period of existence thereof and the action the Company has taken or is taking or proposes to take with respect thereto, and (iii) setting forth and demonstrating in reasonable detail compliance during and at the end of such period with the financial and restricted payment covenants contained in this Note;

            (d) together with each delivery of financial statements referred to in subdivision (b) above, a certificate by the independent public accountants reporting on such financial statements (provided that such accountants shall not be required to go beyond normal auditing procedures to make such statement) (i) briefly setting forth the scope of their examination (which shall have been made in accordance with generally accepted auditing standards) and stating that in their judgment such examination is sufficient to enable them to render such certificate, (ii) stating whether or not their examination has disclosed the existence of any Default and, if so, specifying the nature and period of existence thereof, and

      (iii) covering the matters referred to in clause (iii) of subdivision (c) above with respect to the fiscal year covered by such financial statements;

            (e) promptly upon receipt thereof, copies of all reports, if any, submitted to the Company by independent accountants in connection with each annual or interim audit of the books of the Company or any of its Subsidiaries made by such accountants;

            (f) prompt written notice of (i) any litigation involving a claim of more than $200,000 against the Company or any of its Subsidiaries, or (ii) any matter which, in the opinion of the Company, might have a materially adverse effect on the operations, business condition (financial or otherwise), affairs or prospects of the Company or any of its Subsidiaries (a "Material Adverse Effect");

            (g) forthwith upon any officer of the Company obtaining knowledge of any Default or any Event of Default, a certificate of such officer specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

            (h) concurrently with the transmittal thereof, copies of all information provided under Section 5.1 of the Credit Agreement; and

            (i) as soon as practicable, all such other information and data with respect to the business, affairs or condition of the Company or any of its Subsidiaries as from time to time may reasonably be requested by Holder.

      4. Inspection. The Company will permit any authorized representative designated by Holder to visit and inspect, at the Company's expense (provided that not more than two such inspections shall be paid for in any year unless there has occurred a Default), any of the properties of the Company or any of its Subsidiaries, including its and their books (and to make copies thereof or extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers, all at such reasonable times and as often as may reasonably be requested by Holder.

      5. Maintenance of Corporate Existence, etc. The Company will preserve its corporate existence, franchises, privileges and right to do business. and those of each of its Subsidiaries.

      6. Payment of Impositions, etc. The Company will and will cause each Subsidiary to promptly pay or cause to be paid all Impositions before the same become delinquent, except where contested in good faith, by proper proceedings pursuant to which collection from the Company of such Imposition is suspended, if adequate reserves therefor have been established on the books of the Company or such Subsidiary, as the case may be, in accordance with and to the extent required by GAAP, and where non-payment will not have, individually or in the aggregate, a Material Adverse Effect.

      7. Compliance with Legal and Insurance Requirements, etc. The Company at its expense will, and will cause each of its Subsidiaries to, promptly (a) comply with all Legal Requirements and Insurance Requirements and (b) procure, maintain and comply with all permits, licenses and other authorizations material to the proper operation of their respective properties and businesses.

      8. Insurance of Properties and Business. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the properties and business of the Company and its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods as shall be deemed adequate by the Board of Directors of the Company and acceptable to Holder. All insurance shall provide that no cancellation, reduction in amount or change in coverage shall be effective until thirty (30) days after receipt by Holder of written notice thereof.

      9. Insurance on Life of Principal Officer. So long as Henri-Claude Bailly shall be an officer of the Company, the Company will maintain (with Chubb LifeAmerica Insurance Company or other insurers satisfactory to Holder) life insurance on his life with the Company named as beneficiary, in the amount of $2,000,000.

      10. Conduct of Business. The Company will carry on its business and will cause the business of its Subsidiaries to be carried on in an efficient manner and will not engage or permit any of its Subsidiaries to engage in any business other than businesses engaged in by the Company on the date of this Note, and in activities substantially similar or related thereto.

      11. Employment Agreement. The Company will not (a) materially amend, modify, waive any provision of, or consent to any action under, such of the terms and conditions of the Employment Agreement as relate to compensation, duties, non-competition and non-interference or (b) terminate the Employment Agreement without the prior written consent of Holder.

      12. Mortgages, Liens, etc. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any mortgage, lien, charge or encumbrance on or security interest in or pledge of' or conditional sale or other title retention agreement with respect to any property or asset now owned or hereafter acquired by the Company or such Subsidiary, or any Indebtedness or liability of the Company or any of its Subsidiaries, provided that the foregoing restrictions shall not prohibit:

            (a) liens for Impositions the payment of which is not at the time required by Section 6;

            (b) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of bids, tenders, statutory obligations, surety and appeal bonds, payment and performance bonds, completion bonds, return-of-money bonds and other similar obligations (not incurred in connection with the borrowing of money or the obtaining of advances or credit);

            (c) liens on assets of the Company and/or its Subsidiaries created under the Credit Agreement or the Security Documents referred to therein;

            (d) in the case of the issued and outstanding capital stock of any Subsidiary owned by the Company, the pledge thereof pursuant to the Credit Agreement; and

            (e) in the case of any equipment or other similar personal property acquired by the Company or any Subsidiary and having an unpaid purchase price of no more than $500,000 ($700,000, if and to the extent of the Contingent Obligation under the HBRS Transaction), individually or in the aggregate, liens (such term to include security interests and conditional sale and other title retention agreements) created to finance the acquisition of such personal property, provided that each such lien shall at all times be confined solely to the items of personal property so acquired and shall at no time confer on the holder of such lien any right in respect of any other property of the Company or any Subsidiary.

      13. Investments.

            (a) Except as provided in paragraphs (b) and (c) below, the Company will not, and will not permit any Subsidiary to, directly or indirectly make or own any Investment, except that the Company or any Subsidiary may make and own Investments consisting of (i) marketable direct obligations of the United States of America, (ii) certificates of deposit or other obligations of banks organized and existing under the laws of the United States of America and having capital and surplus and undivided profits of at least $500,000,000, and (iii) commercial paper issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's, provided that all such Investments shall mature within a period of nine
      (9) months from the date when made and, provided further that the Company may make aggregate Investments in the Common Stock of direct Wholly-Owned Subsidiaries of the Company not to exceed $100,000.

            (b) The Company shall be permitted to make and own Investments in HB Capital, Inc. so long as the aggregate amount of such Investments shall not exceed $600,000 and HB Capital, Inc. shall have unconditionally guaranteed the payment of this Note pursuant to a guaranty agreement satisfactory in form and substance to Holder (such guaranty shall be permitted to terminate if there is no Default and the Company no longer makes or owns any Investment in HB Capital, Inc.).

            (c) The Company shall be permitted to make and own Investments in the form of loans or advances to officers or employees of the Company made in the ordinary course of business and consistent with past practice so long as the aggregate outstanding amount of all such Investments does not exceed $200,000. The Company shall also be permitted to make advances in the ordinary course of business and consistent with past practices to officers and employees for travel and similar reimbursable business expenses to be incurred by such officer or employee.

      14. Indebtedness and Contingent Obligations, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly create or suffer to exist any Indebtedness; provided that nothing contained in this Section 14 shall prohibit the Company from incurring the Indebtedness created by this Note, the Bridge Note (as defined and issued pursuant to the Purchase Agreement), the Virginia Lease (as defined below) or the Credit Agreement or Indebtedness incurred in connection with the purchase of personal property or equipment in an aggregate outstanding amount not to exceed $500,000, which Indebtedness is non-recourse except as to such property or equipment or the Contingent Obligation of the Company in an aggregate amount not to exceed $200,000 arising from the purchase of assets from HBRS, Inc. pursuant to an asset purchase agreement, executed effective as of April 1, 1995 (the "HBRS" Transaction"). The Company will not amend, modify, waive any provision of, consent to any action under, or extend the Company's lease (the "Virginia Lease") on its Arlington, Virginia headquarters without the prior written consent of Holder.

      15. Restricted Payments. The Company will not directly or indirectly declare, order, pay or make or set apart any sum or property for any Restricted Payment, except for (a) the declaration and payment on or before May 31, 1995, of a dividend in-kind consisting of the capital stock of HB Capital, Inc., the value of which does not exceed $100 and (b) payments in any fiscal year of the Company in an aggregate amount necessary to enable Hagler to make its then required payments under the Stockholders Agreement, provided that such payments do not exceed amounts allowed to be paid under Section 8 of the Stockholders Agreement and at the time of payment therof and after giving effect thereto, no Default shall exist.

      16. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction with any Affiliate except for: (a) transactions (other than transactions constituting Investments in HB Capital, Inc. or loans or advances permitted by
Section 13(c) above) in the ordinary course of business on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not Affiliates and (b) salaries and other employee compensation, provided that if the Company fails to pay when due any amounts owed under this Note, the Credit Agreement or the Virginia Lease, then, so long as such failure to pay continues, salaries and other compensation of officers and directors of the Company or any Subsidiary shall not increase in the aggregate without the written consent of Holder; provided that increases required pursuant to the Employment Agreement shall be permitted but shall be included in determining amounts available hereunder.

      17. Disposal of Indebtedness of Securities or Subsidiaries, etc. The Company will not

            (a) directly or indirectly sell, assign, pledge or otherwise transfer any Indebtedness or claim against or any stock or other securities of (or options to acquire stock or other securities of any Subsidiary except as required by the Credit Agreement; or

            (b) permit any Subsidiary directly or indirectly to own or hold any Indebtedness of or claim against the Company or any other Subsidiary, or any stock or other securities of (or options to acquire stock or other securities of) any other Subsidiary; or

            (c) permit any Subsidiary directly or indirectly to issue or sell any shares of its stock or any other securities except to the Company.

      18. Sale, Consolidation, Merger, etc. The Company will not, and will not permit any Subsidiary to (other than as contemplated by the Purchase Agreement), directly or indirectly,

            (a) sell, lease or otherwise dispose of all or substantially all of its properties or assets; or

            (b) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that a Subsidiary may be consolidated with or merged into the Company or a Wholly-Owned Subsidiary, if the Company or such WhollyOwned Subsidiary, as the case may be, shall be the surviving corporation; or

            (c) sell, lease or otherwise dispose of any of its properties or assets otherwise than in the ordinary course of business.

      19. Financial Covenants. The Company shall comply with the financial covenants contained in Section 7 of the Credit Agreement, notwithstanding termination of the Credit Agreement, provided that in the event that any provision of Section 7 of the Credit Agreement is waived (or amended in a manner which has the effect of being a waiver, i.e., such amendment is not modifying future compliance with the Credit Agreement) and the Company has certified to Holder that no consideration has been offered or given by the Company or Hagler to the person consenting to such waiver or amendment in order to obtain such waiver or amendment and has requested Holder to consent in writing to such waiver (or such amendment) under this Section 19, then Holder will not unreasonably withhold its consent to such request.

      20. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon surrender of such Note to the Company for cancellation, and in the case of loss, an agreement of indemnity by Holder, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated the date to which interest on such lost, stolen, destroyed or mutilated Note has been paid.

      21. Events of Default; Declaration of Note Due. If one or more of the following events ("Events of Default") shall occur:

            (a) if any principal of this Note shall not be paid when due, whether at stated maturity or by prepayment or otherwise; or

            (b) if any interest on this Note shall not be paid for more than 5 days after such interest shall have become due; or

            (c) if the Company shall fail to perform or comply with any term of Sections 11 to 19, inclusive, of this Note for a period of 15 days; or

            (d) if, without the written consent of Holder, which consent shall not be unreasonably withheld, the Company shall (i) amend, or receive under the Credit Agreement any waiver or modification of, the amortization schedule contained in the Credit Agreement, or (ii) fail to make such amortization payments when due (or within 90 days of the date provided for in the Credit Agreement, provided that acceptance of such late payment by State Street Bank and Trust Company shall not be deemed a waiver under clause (i) above); or

            (e) if the Company shall fail to perform or comply with (i) any term of this Note required to be performed or complied with by it (other than those referred to above in this Section 21) or (ii) any covenant contained in the Purchase Agreement and such failure shall continue for more than 15 days after written notice thereof shall have been given to the Company by Holder; or

            (f) if any representation or warranty of the Company contained in this Note or made in the Purchase Agreement shall prove to have been incorrect in any material respect as of the date on which made; or

            (g) if, other than as provided in clause (d) above, (i) the Company or any Subsidiary shall default (as principal or guarantor or other surety) in the payment of any principal of or premium, if any, or interest on the Indebtedness evidenced by the Credit Agreement or any other Indebtedness; or the Company or any Subsidiary shall default with respect to any term of any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto, and (ii) such default shall continue for more than the period of grace, if any, provided with respect thereto and, except with respect to payment, shall not have been effectively waived; or

            (h) if Hagler, the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall not generally be paying its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition or answer seeking for itself, or consenting to, or acquiescing in, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Hagler, the Company or such Subsidiary or any material part of its properties; or

            (i) if, within 30 days after the commencement of any proceeding against the Company or any Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within 30 days after the appointment without the consent or acquiescence of Hagler, the Company or any Subsidiary, of any trustee, receiver or liquidator of Hagler, the Company or such Subsidiary or of any substantial part of its properties, such appointment shall not have been vacated; or

            (j) if Hagler, the Company or their respective directors or stockholders shall take any action looking to the dissolution or liquidation of Hagler or the Company; or

            (k) if a final judgment which, with other then outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $200,000 shall be rendered against the Company or any Subsidiary, and if, within 15 days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or if, within 15 days after the expiration of any such stay, such judgment shall not have been discharged; or

            (l) a Change in Control shall have occurred; or

            (m) Mr. Henri-Claude Bailly shall fail to own 75% of the number of shares of Common Stock of Hagler owned by him on the date of this Note (without giving effect to any stock split or other corporate event pursuant to which such number is increased or decreased) or shall cease to be the chief executive officer of the Company (other than by death or disability, so long as a successor acceptable to Holder shall serve in his stead); or

            (n) if Hagler shall fail to perform any of its obligations under the Lease Guaranty;

then, and in any such event, Holder may at any time at its option, by written notice to the Company, declare this Note to be due and payable, whereupon the same shall forthwith become due and payable, together with interest accrued hereon, without presentment, demand, protest or notice, all of which are hereby waived; provided that upon the occurrence of any of the events described in clause (h), (i) or (j) of this Section 21, this Note shall automatically be and become due and payable, together with interest accrued hereon, without presentment, demand, protest or notice, all of which are hereby waived.

      22. Remedies on Default, etc. In case any one or more Events of Default shall have occurred and shall be continuing, the Holder may proceed to protect and enforce its rights by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any right, power or remedy granted thereby or by law, equity, statute or otherwise. In the case of a Default in the payment of any principal of or interest on the Note, the Company will pay to the Holder such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

      23. Subordination. The indebtedness evidenced by this Note is subordinate and junior in right of payment to the extent set forth in the lntercreditor and Subordination Agreement referred to in the legend at the top hereof.

      24. Definitions. As used herein the following terms have the following respective meanings:

      Affiliate: (a) Messrs. Bailly and Yokell (b) any Person owning or controlling 5% or more of any class of stock or similar interests of Hagler or any Subsidiary, (c) any spouse of any such Person, (d) any relative (within the third degree) of any such Person or spouse, (e) any corporation, association, partnership or other business entity in which any such Person or spouse or relative has a substantial interest (including in the case of a partnership, any general partnership interest), direct or indirect, and (f) any corporation, association, partnership or other business entity, other than a Subsidiary, 5% or more of any class of stock or similar interests, or in the case of a partnership, the general partnership interest, of which is owned or controlled by Hagler or any Subsidiary.

      Change in Control: (a) after an initial public offering of stock of Hagler, any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Management Group, is or becomes "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the common stock of Hagler on a fully diluted basis; or

      (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Hagler or the Company (together with any new or replacement directors whose election by such Board or whose nomination for election by the shareholders of Hagler or the Company was approved by a vote of two-thirds of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Hagler or the Company then in office.

      Common Stock: stock of any class or classes (however designated) the holders of which are ordinarily entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association or other entity in question.

      Contingent Obligation: means, relative to any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness, obligation of other liability guaranteed thereby.

      Credit Agreement: means the Credit Agreement, dated May 17, 1995, between Consulting and State Street Bank and Trust Company, as in effect on the Closing Date (as such term is defined in the Purchase Agreement) except that, solely for purposes of Section 17(a) above, it shall mean as amended from time to time.

      Default: any condition or event which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default and which has not been fully cured or duly waived.

      Employment Agreement: means the agreement, dated as of May 25, 1995, between the Company and Henri-Claude Bailly as in effect on the Closing Date (as such term is defined in the Purchase Agreement), except the term "Employment Agreement" shall also include any amendments thereafter made in accordance with
Section 11 hereof.

      Event of Default: the meaning specified in Section 21 of this Note.

      GAAP: the meaning specified in Section 3 of this Note.

      Hagler: Hagler Bailly, Inc. and any successor thereto.

      Impositions: all taxes, fees, duties, withholdings, assessments (including, without limitation, all assessments for public improvements or benefits), levies, and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon the Company or any of its Subsidiaries or any of its or their respective properties, assets, income or profits.'

      Indebtedness: as applied to any Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person for the payment of money evidenced by notes, bonds, debentures or similar instruments, (c) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person, (d) all indebtedness secured by any mortgage, pledge, security interest, lien or conditional sale or other title retention agreement existing on any property or asset owned or acquired by such Person subject thereto, whether or not such indebtedness shall have been assumed and whether or not the remedies of the Persons entitled to payment of such indebtedness are limited upon default to repossession of such property, and (e) all Contingent Obligations of such Person. The term "Indebtedness" shall not include leases which under generally accepted accounting principles are not required to be capitalized, but shall include the Virginia Lease.

      Insurance Requirements: all terms of each insurance policy and requirements of the issuers of all such policies applicable to or affecting the Company or any Subsidiary or any properties of the Company or any Subsidiary, or any business conducted by the Company or any Subsidiary.

      Investment: any direct or indirect purchase or other acquisition of stock or other securities of any Person, any direct or indirect loan, advance or capital contribution to any Person, and any direct or indirect purchase or other acquisition of any property or asset other than those acquired by such Person in the ordinary course of its business.

      Legal Requirements: all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Company or any Subsidiary or any properties of the Company or any Subsidiary.

      Lease Guaranty: the Lease Guaranty, dated as of May 25, 1995, by Hagler for the benefit of Holder, as such Lease Guaranty may from time to time be amended or modified.

      Management Group: Messrs. Bailly, Yokell, Armstrong, Ciliano, Poirier, Rouse, Rowe, Steinbergh and Streicher.

      Material Adverse Effect: the meaning specified in Section 3(f).

      Officer's Certificate: as applied to any Person, a certificate executed on behalf of such Person by its President or one of its Vice Presidents or its Controller.

      Person: a corporation, an association, a partnership, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

      Purchase Agreement: the sale agreement, dated as of May 25, 1995, between RCG International, Inc. and the Company.

      Restricted Payment: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, or (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding (or any warrants, rights or options to purchase any such stock) or (c) any payment by the Company on behalf of Hagler, or any payment to Hagler or any member of the Management Group for services rendered to the Company or any Subsidiary other than, in the case of members of the Management Group, payment permitted under Section 16 (b) above.

      Stockholder Agreement: the Stockholders Agreement, dated as of May 15, 1995, among Hagler and its Stockholders as in effect on the Closing Date (as such term is defined in the Purchase Agreement).

      Subsidiary: any corporation, association or other business entity a majority (by number of votes) of the voting stock or Common Stock of which is at the time owned or controlled, directly or indirectly, by the Company.

      Wholly-owned Subsidiary: any Subsidiary all of the outstanding shares of each class of stock of which are at the time owned directly by the Company.

      25. Indemnification. The Company hereby indemnifies, exonerates and holds the Holder and its officers, directors and employees (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them (except as a result of such person's gross negligence or willful misconduct as determined by a final, unappealable decision of a court of competent jurisdiction) as a result of, or arising out of, or relating to

            (a)   the transaction contemplated by the Purchase Agreement,

            (b) the entering into and performance of this Note by the Holder, or

            (c) enforcement of the Holder's rights or remedies under this Note or the collection of any amounts payable hereunder.

      26. Notices, etc. All notices and other communications hereunder shall be in writing and shall be delivered faxed or mailed by first class mail, postage prepaid, addressed if to the Holder, at 111 West 40th Street, New York, New York 10018 Attention: President, fax number (212) 768-7811 with a copy to Reliance Group Holdings, Inc., Park Avenue Plaza, New York, New York 10055, Attention: Lowell C. Freiberg, fax number (212) 909-1864, and if the Company at 1530 Wilson Boulevard, Suite 900 Arlington, Virginia 22209-2406 or to such other address as Holder or the Company may notify the other in accordance with the provisions hereof.

      27. Amendment. No amendment or waiver of any provision of this Note, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      28. Miscellaneous. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of and be enforceable by the Holder. This Note shall be construed and enforced in accordance with and governed by the laws of the State of New York (without giving effects to the conflicts of law principles thereof). The headings in this Note are for purposes of reference only and shall not limit or define the meaning hereof.

                                          HAGLER BAILLY CONSULTING, INC.

                                          By  /s/ Daniel M. Rouse, CFO
                                            ----------------------------
                                            Title: